UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 1, 2022

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 1, 2022, Redfin Corporation (“Redfin,” "we," "us," or "our") completed its acquisition (the "Acquisition") of Bay Equity LLC (“Bay Equity”). Bay Equity is a full-service mortgage lender that is licensed in 49 states (including the District of Columbia) and employs approximately 1,100 people.
The Acquisition was made pursuant to a merger agreement, dated as of January 10, 2022 (the “Merger Agreement”), among Redfin, Ruby Merger Sub LLC, one of our wholly owned subsidiaries (“Merger Sub”), BE Holdco, LLC, which holds all of the equity interests of Bay Equity (“BE Holdco”), and Brett McGovern, as representative of the members of BE Holdco (the “Member Representative”). Pursuant to the Merger Agreement, Merger Sub merged with and into BE Holdco, and BE Holdco continued as the surviving entity and became a wholly owned subsidiary of Redfin.
The purchase price for the Acquisition is estimated to be $137.8 million (the "Estimated Purchase Price"), which represents a $72.5 million premium over Bay Equity’s tangible book value as of February 28, 2022. The final purchase price will be subject to adjustment based on the tangible book value of Bay Equity as of April 1, 2022, as well as certain other transaction-related adjustments.
When we initially reported our entry into the Merger Agreement on January 11, 2022, we intended to pay two-thirds of the Estimated Purchase Price in cash and one-third in Redfin stock. Pursuant to the Merger Agreement, we have the option of paying a greater percentage, including up to 100%, of the Estimated Purchase Price in cash, subject to certain conditions. We exercised this right and have elected to pay 100% of the Estimated Purchase Price in cash.
In connection with the closing of the Acquisition, Redfin deposited $2.0 million of the Estimated Purchase Price into an escrow account to satisfy potential purchase price adjustments and $20.1 million of the Estimated Purchase Price into an escrow account to satisfy potential indemnification claims. The balance of the purchase price adjustment escrow amount, if any, after deducting any purchase price adjustment owed to Redfin, will be released to BE Holdco’s former members after the final purchase price has been determined in accordance with the Merger Agreement. The balance of the indemnification escrow amount, if any, after deducting indemnification amounts payable to Redfin, will be released to BE Holdco’s former members on October 1, 2024 and in accordance with the Merger Agreement.
Item 9.01 Financial Statements and Exhibits.

The financial statements required to be filed under Item 9.01(a)-(b) will be filed by amendment to this report no later than June 17, 2021.

Exhibit Number	Description
2.1	Merger Agreement, dated as of January 10, 2022, by and among Redfin Corporation, Ruby Merger Sub LLC, BE Holdco, LLC, and Brett McGovern
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: April 7, 2022	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer